UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 1, 2026

SPECTRUM BRANDS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3001 Deming Way
Middleton, Wisconsin 53562
(Address of principal executive offices)
(608) 275-3340
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Exchange On Which Registered
Common Stock, $0.01 par value	SPB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On May 1, 2026, Spectrum Brands Holdings, Inc. (“Parent”) entered into a definitive agreement, through its indirect subsidiaries, for a strategic investment from funds affiliated with Oaktree Capital Management L.P. (“Oaktree”) in its Home and Personal Care (“HPC”) business for $127 million in cash, before transaction fees.
The investment by Oaktree consists of $67 million in the form of convertible preferred equity (“HPC Preferred Equity”) and $60 million in the form of a first lien term loan on the HPC business (“HPC Term Loan”), which is recourse only to the HPC business. Dividends on the HPC Preferred Equity accrue at 8.0% per annum, compounded quarterly, and the HPC Term Loan bears interest at HPC’s option at either SOFR plus 5.50% or the base rate plus 4.50%. Neither party has any obligation to make capital contributions into the HPC business. Following the closing, other than serving as collateral to the HPC Term Loan, the HPC business will no longer be part of the collateral package of the Parent’s indebtedness.
The transaction is expected to close on or about May 11, 2026. Following the closing of the transaction upon receipt of required regulatory approvals, on a pro forma basis Oaktree will hold an approximately 27% equity stake in the HPC business, with the remainder held by a wholly-owned subsidiary of Spectrum Brands. This investment establishes a strategic partnership designed to support the long-term growth of the HPC business. This transaction represents a further step in Spectrum Brands’ previously announced commitment to separate the HPC business from its other businesses.
Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.
The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2026
SPECTRUM BRANDS HOLDINGS, INC.

	By:	/s/ Ehsan Zargar
Name: Ehsan Zargar
Title: Executive Vice President, General Counsel and Corporate Secretary
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